Exhibit 10.1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

MEDA AB

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BIODELIVERY SCIENCES INTERNATIONAL, INC

ASSIGNMENT AND REVENUE SHARING

AGREEMENT

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

ASSIGNMENT AGREEMENT (the “Agreement”) is dated January 23, 2015, and is made by and between:

PARTIES

(1)	MEDA AB, a corporation organised under the laws of Sweden, having its principal offices at Pipers Våg 2A, SE-170 73 Solna, Sweden (“Meda”);

(2)	BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation, which has principal offices at 801 Corporate Center Drive, Suite 210, Raleigh, NC 27607, USA (“BDSI Parent”); and

(3)	ARIUS PHARMACEUTICALS, INC., a Delaware corporation and wholly-owned subsidiary of BDSI, having the same address as BDSI (“Arius”; collectively, with BDSI Parent, “BDSI”).

BACKGROUND

(A)	BDSI and Meda entered into a License and Development Agreement on 5 September 2007 (as amended, the “D&L Agreement”) for the development and commercialisation of a BEMA formulation of fentanyl in North America. The product has the trade name ONSOLIS®

(B)	The NDA for the ONSOLIS® product was granted on 16 July 2009. As of the Effective Date, the NDA is held by Meda.

(C)	Meda and BDSI have agreed that BDSI shall, at its cost, use Commercially Reasonable Efforts to attempt to resolve issues raised with respect to ONSOLIS® relating to the formation of microscopic crystals and a fading of the colour in order to obtain approval by the FDA of an amended NDA reflecting any revised formulation or other changes necessary to resolve such issues, provided that BDSI shall not have any obligations to perform any research, development, or manufacturing work in undertaking such efforts.

(D)	The Parties have further agreed that BDSI should seek a replacement licensee for ONSOLIS® in North America and that Meda will facilitate the grant of a new license concerning ONSOLIS®, and the transfer certain related assets and rights, to BDSI and/or the replacement licensee, as further described in a Termination Agreement (as defined below) to be negotiated and executed by the Parties as described herein, provided that Meda shall be reimbursed for its expenses and payments made under the D&L Agreement from certain BDSI receipts pursuant to the New License, consistent with the terms of this Agreement, as shall be further described in such Termination Agreement.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this Agreement. Where a capitalised term is not defined in this Agreement it shall have the meaning set out in the D&L Agreement.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

1.2	“CDC Royalty” means the lesser of: (i) payments to be made by BDSI pursuant to Section 6.6.1 and, if applicable for any period during which Licensed Products are sold in the Territory, 6.6.3 of that certain Clinical Development and License Agreement, dated July 14, 2005, as amended, among CDC V, LLC (“CDC”), BDSI Parent, Arius and Arius Two, Inc. (the “CDC Agreement”); (ii) in the event of any amendment of the CDC Agreement following the Effective Date that increases payments due under Section 6.6.1 and/or 6.6.3 thereof for any period, the payments that would have been due by BDSI for such period pursuant to Sections 6.6.1 and, if applicable for any portion of such period during which Licensed Products are sold in the Territory, 6.6.3 of the CDC Agreement under the terms thereof as the CDC Agreement existed as of the Effective Date, absent the effects of such later amendment thereto; and (iii) *** of Net Sales (as defined in the CDC Agreement) (“CDC Net Sales”).

1.3	“D&L Agreement” has the meaning set out above in Background.

1.4	“Effective Date” means the date of this Agreement.

1.5	“MA Transfer Documents” all of the documentation necessary or desirable for the transfer to BDSI of the Government Approvals held, as of the Effective Date, in respect of a Licensed Product by Meda.

1.6	“New License” means the agreement entered into between BDSI and the New Licensee pursuant to Clause 3.

1.7	“New Licensee” means the Third Party which enters into an agreement with Meda and BDSI relating to a grant of all or some of the rights covered by the D&L Agreement prior to its termination.

1.8	“Payments” means any payment or other consideration paid by or on behalf of the New Licensee or any of its Affiliates to BDSI or any of its Affiliates as consideration for the grant of rights under the New License (including any payment for the manufacture or supply of any Licensed Product to the extent that such amount exceeds BDSI’s total direct and indirect costs of supply and manufacture), such amounts to include but not be limited to all signature fees, milestone payments, royalties, and option payments. Where BDSI receives amounts in reimbursement of or advance payment for costs actually incurred by BDSI after the date of the New License with respect to any of its obligations under the New License, and BDSI has performed such obligations prior to such reimbursement or uses any advanced sums for such purposes, those amounts received shall not be considered as “Payments” hereunder, provided that, where BDSI’s internal labor costs are being reimbursed or advanced, the exclusion thereof from “Payments” hereunder shall only apply to the extent the FTE rate does not exceed $*** per year. The definition of Payments shall be set out in more detail in the Termination Agreement, consistent with the foregoing, when the payment provisions under the New License are established.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

1.9	“Termination Agreement” means an agreement containing further details concerning the payments to be made to Meda in furtherance of Clause 3.3 hereof upon termination of the D&L Agreement that is intended to be executed prior to or simultaneously with the grant of a New License. Any Termination Agreement shall, without limitation, contain provisions setting out in more detail the terms on which Payments shall be shared, a full and final unconditional release of any claims that Meda may have against BDSI and BDSI may have against Meda in respect of the D&L Agreement, and an indemnity in favour of Meda in respect of any claim or matter arising after the Effective Date in respect of Licensed Products and/or under the D&L Agreement, as shall be further described in the Termination Agreement.

1.10	“Territory” has the meaning set out in the D&L Agreement.

1.11	In this Agreement:

(a)	except where this Agreement specifies otherwise, all meetings shall be conducted in and all communications and documents referred to in it or required by it shall be in the English language;

(b)	all references to a particular clause or schedule shall be a reference to that clause or schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

(c)	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

(d)	words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

(e)	words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

(f)	the words “in particular”, “include”, “included” and “including” are to be construed without limitation to the generality of the preceding words;

(g)	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation; and

(h)	except as otherwise explicitly stated herein, words and phrases defined in the D&L Agreement shall have the same meaning in this Agreement.

1.12	In the event of any inconsistency or conflict between this Agreement and any of the Schedules, this Agreement shall prevail.

1.13	Except as otherwise explicitly stated herein, all terms, conditions and provisions of the D&L Agreement shall apply to this Agreement mutatis mutandis. In the event or any discrepancy or contradiction between this Agreement and the D&L Agreement, this Agreement shall take precedence.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

2.	TRANSFER OF THE MARKETING AUTHORIZATIONS; TERMINATION OF D&L AGREEMENT AND SUPPLY AGREEMENT; GRANT OF RELATED RIGHTS TO BDSI

2.1	Promptly following the Effective Date, BDSI shall prepare the MA Transfer Documents and submit the same to Meda for approval, such approval not to be unreasonably withheld. On Meda’s approval of such documents, Meda shall sign the MA Transfer Documents.

2.2	Following signature by Meda, BDSI shall promptly submit the MA Transfer Documents, together with any other documents necessary for the transfer of the Marketing Authorizations to BDSI to the FDA and any other Competent Authority with which Meda holds a Marketing Authorization (or application therefor) in respect of the Territory.

2.3	Upon such submission for each country in the Territory, Meda shall transfer and assign, and hereby assigns, free and clear of all liens, claims, and encumbrances (except those set forth in this Agreement), the Marketing Authorization (or application therefor) for such country to BDSI along with the corresponding safety and/or pharmacovigilance database(s) established and maintained until such assignment by Meda.

2.4	On assignment of the Marketing Authorizations (and applications therefor) in the Territory and the corresponding safety and/or pharmacovigilance databases established and maintained until such assignment by Meda to BDSI, BDSI shall have the right to (i) seek a commercialization partner for Licensed Products; and (ii) seek Governmental Approvals of an amended NDA reflecting any revised formulation or other changes necessary to resolve the above-referenced issues and interact for that purpose with Competent Authorities or Governmental Authorities

2.5	Meda shall until such time that a Reactivation occurs as contemplated by Clause 5.1 below not exercise its rights (i) under Section 3.02, 3.04, 3.06, 3.07, or 7.03 of the D&L Agreement, (ii) with respect to Governmental Approvals or interactions with Competent Authorities or Governmental Authorities, or (iii) to purchase any products under the Supply Agreement, except as explicitly set forth in this Agreement.

2.6	BDSI shall:

(a)	use, until the earliest of

(i)	the execution of a New License;

(ii)	the termination of this Agreement;

(iii)	Reactivation; or

(iv)	the occurrence of 11:59 p.m. Eastern (U.S.) time on February 28, 2016 without Meda’s exercising its right to cause Reactivation,

Commercially Reasonable Efforts to secure and maintain the Marketing Authorizations in the Territory, to report ADRs to, and interact with, Competent Authorities or Governmental Authorities in a manner reasonably consistent with the obligations Meda had under Article VI of the D&L Agreement (including Article VI thereof) with respect thereto;

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(b)	have no obligations to supply any products to Meda for use or sale in the Territory under the Supply Agreement, and

(c)	keep Meda indemnified pursuant to Section 10.01 of the D&L Agreement in respect of any Loss that is indemnifiable under such Section 10.01 and Meda may suffer as a consequence of any activities BDSI may undertake or omissions to act by BDSI in respect of the Marketing Authorizations following the assignment thereof to BDSI.

2.7	Meda shall reasonably cooperate with, and report ADRs and other information to, BDSI to the extent necessary or useful to enable BDSI to comply with the foregoing obligations.

2.8	Following signature of the MA Transfer Documents and submission thereof to the relevant Competent Authority(ies) in a particular jurisdiction in the Territory, Meda shall, except as explicitly provided herein, have no responsibility with respect to such jurisdiction under (i) the D&L Agreement with respect to the securing or maintenance of any Marketing Authorization therein following the Effective Date or (ii) Section 3.03 or 5.01 of the D&L Agreement, except in the event of a Reactivation in which the Marketing Authorizations are assigned back to Meda pursuant to Clause 5.1.

3.	NEW LICENSE

3.1	Promptly following the Effective Date, BDSI shall use its Commercially Reasonable Efforts to seek a New Licensee of the rights granted under the D&L Agreement. Prior to entering any material discussions with a potential New Licensee (including disclosing a copy of the D&L Agreement) BDSI shall enter into a confidentiality agreement with the potential New Licensee limiting the disclosure and use Meda’s Confidential Information on customary and reasonable terms, provided that (i) BDSI shall be entitled to disclose Meda’s Confidential Information to the extent it relates to the Licensed Products to potential New Licensees under such an agreement and (ii) the use of such Meda’s Confidential Information to the extent it relates to the Licensed Products shall be permitted only in such negotiations and for purposes of granting and exercising any rights granted under a New License and for no other purpose whatsoever. The sole purpose of any such negotiations shall be the negotiation of a New License with a New Licensee.

3.2	BDSI shall keep Meda reasonably informed of the status of any negotiations that take place pursuant to Clause 3.1, including providing Meda with the financial terms of any proposed New License and a copy of any term sheet provided to or by any proposed New Licensee.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

3.3	At any time following execution of a confidentiality agreement as set forth above, BDSI may propose the terms of a New License to the applicable New Licensee. BDSI and Meda shall use Commercially Reasonable good faith efforts to negotiate and enter into a Termination Agreement prior to or in conjunction with BDSI’s negotiation and execution of a New License, which Termination Agreement shall include customary and reasonable provisions for such an agreement, and, at the minimum, also contain provisions relating to the following:

(a)	an indemnity in favour of Meda in respect of any claim or matter arising after the effectiveness of the New License resulting from acts or omissions of BDSI or the New Licensee occurring after such effectiveness in respect of Licensed Products in the Territory;

(b)	revenue sharing provisions such that the New Licensee (or, subject to Meda and BDSI agreeing on suitable terms for the protection of Meda’s interest in such payments, BDSI) pays directly to Meda: (i) *** of Payments remaining after the deduction of the CDC Royalty (subject to Clause 3.3(c)) until the total of such payments equals ***; (ii) for Payments, remaining after deduction of the CDC Royalty (subject to Clause 3.3(c)), received by BDSI or its Affiliates in excess of those necessary to cause payments due under part (i) of this Clause 3.3(b) to equal *** of such Payments remaining after the deduction of the CDC Royalty (subject to Clause 3.3(c)) until the total of payments under this part (ii) of this Clause 3.3(b) equals *** in addition to the *** payable under part (i) of this Clause 3.3(b); and (iii) *** of Payments, remaining after the deduction of the CDC Royalty (subject to Clause 3.3(c)), received by BDSI or its Affiliates thereafter;

(c)	for purposes of Clause 3.3(b), under no circumstances shall: (i) any deduction be made in respect of the CDC Royalty from any signature fee or milestone payment payable to BDSI or any Affiliate thereof pursuant to the New License; (ii) any CDC Royalty deducted in any Quarter from Payments pursuant to Clause 3.3(b) exceed *** of the CDC Net Sales to which such CDC Royalty corresponds; or (iii) deductions from Payments in respect of the CDC Royalty extend beyond the date six (6) months following the end of the Royalty Term (as defined in Section 6.6.8 of the CDC Agreement).

(d)	all payment reports shall be copied to Meda and Meda shall have the right to audit on the same terms as BDSI has the rights to audit payments under the New License;

(e)	a provision that if a non-cash Payment is to be made pursuant to a New License then Meda shall receive, at the time such payments are received, the cash equivalent of the fair market value of its share of such non-cash Payment;

(f)	a provision that the financial terms (both as to amount and/or timing of payments) of the New License may not be amended or varied in a manner that would materially decrease corresponding payments to Meda without Meda’s prior written consent, such consent not to be unreasonably withheld.

3.4	For the avoidance of doubt BDSI shall not enter into any agreement relating to the licensing of rights to sell or Commercialize Licensed Products in the Territory without Meda’s prior written consent, such consent not to be unreasonably withheld or delayed, provided (i) always Meda may take into account the ability of the New Licensee to make the payments under the New License and, notwithstanding anything to the contrary, (ii) BDSI shall remain free to exercise those rights nonexclusively licensed to Meda under Section 3.02 of the D&L Agreement, or license such rights to others, and nothing in this Agreement shall be deemed to supersede or limit BDSI’s reserved rights under the last sentence of Section 3.02(a) of the D&L Agreement, or BDSI’s ability to license such rights to others, to the extent, in each case, doing so would not conflict with Meda’s rights under the EU Agreement.

3.5	As from the Effective Date, Meda shall not have any obligation to sell, offer for sale, promote, market, or seek Governmental Approval for Licensed Products in the Territory, except to the extent explicitly set forth in this Agreement or unless and until a Reactivation occurs.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

4.	CONFIDENTIALITY

4.1	Notwithstanding the termination of the D&L Agreement, and except as explicitly set forth in this Agreement, the terms of Section 8 of the D&L Agreement shall apply to, and bind Meda and BDSI in respect to confidentiality and Confidential Information (as defined in the D&L Agreement) as though the same were repeated herein, provided that, notwithstanding anything to the contrary, BDSI shall have the right to (i) disclose Meda’s Confidential Information to the extent it relates to the Licensed Products to any potential New Licensee under reasonable conditions of confidentiality materially as protective as those included in the D&L Agreement; (ii) use Meda’s Confidential Information to the extent it relates to the Licensed Products as reasonably necessary or useful to perform obligations, and exercise rights, under this Agreement; and (iii) allow any New Licensee to use any such Confidential Information solely for the purpose of evaluating whether to enter into or negotiating any New License.

5.	TERMINATION

5.1	In the event that BDSI has not identified and agreed terms with a New Licensee, and entered into a New License with a New Licensee, on or before 31 December 2015, Meda shall have the right but not the obligation on *** prior written notice received by BDSI no later than February 28, 2016 (a “Reactivation Notice”) to demand the reassignment of the Marketing Authorizations in the Territory to Meda and to terminate this Agreement. On receipt of such a notice by BDSI within sixty (60) days of such notice, (i) the provisions of Clauses 2 and 3 shall terminate; (ii) BDSI shall take all reasonable steps to promptly assign the Marketing Authorizations and any other Government Approvals held by it in respect of Licensed Products to Meda as soon as reasonably possible; and, notwithstanding the sixty (60) day notice period set forth above, (iii) on such assignment, on a country-by-country basis with respect to the Territory based on such assignments, this Agreement shall terminate and the D&L Agreement and Supply Agreement shall be reinstated in full force and effect, without reflection or effect of any amendment thereto that may have been effected by the terms of this Agreement during the effectiveness hereof, and continue according to its terms (the occurrence of (i), (ii), and (iii), “Reactivation”).

5.2	To the extent permissible under applicable law, a Party shall have the right to terminate this Agreement immediately upon giving written notice of termination to the other Party upon the occurrence of any insolvency event in respect of the other Party, including, without limitation, the following events:

(a)	if the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganisation or for an arrangement or for the appointment of a receiver or trustee of the Party of all or substantially all of its assets, and such petition shall not be dismissed within sixty (60) days after the filing thereof;

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(b)	if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof;

(c)	if the other Party proposes or becomes a party to any dissolution or liquidation; or

(d)	the other Party makes an assignment for the benefit of its creditors.

5.3	Subject to any earlier termination as set forth above, this Agreement shall terminate on the earlier of (i) the termination of the D&L Agreement or (ii) the occurrence of 11:59 p.m. Eastern (U.S.) time on February 28, 2016 without Meda’s exercising its right to cause Reactivation or BDSI’s execution of a New License with a Third Party.

5.4	Upon termination of this Agreement pursuant to Section 5.2 or clause (ii) of Section 5.3, and subject to any termination of the D&L Agreement or Supply Agreement and those provisions thereof that may apply on such termination, BDSI shall promptly take all reasonable steps to assign the Marketing Authorizations and any other Government Approvals held by it in respect of Licensed Products in the Territory to Meda and, on a country-by-country basis with respect to the Territory based on such assignments, the D&L Agreement and Supply Agreement (and the Parties’ rights and obligations thereunder) shall be reinstated in full force and effect, without reflection or effect of any amendment thereto that may have been effected by the terms of this Agreement during the effectiveness hereof, and termination of this Agreement shall not prejudice any of the Parties’ rights and remedies which have accrued as of such termination.

6.	REPRESENTATIONS AND WARRANTIES.

6.1	Each Party represents and warrants to the other Party that:

(a)	As of the Effective Date, it is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out the provisions hereof.

(b)	As of the Effective Date, each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

(c)

This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

court before which any proceeding therefor may be brought. As of the Effective Date, this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

6.2	EXCEPT WITH RESPECT TO CLAIMS OF PATENT INFRINGEMENT, BREACHES OF CONFIDENTIALITY, AND THIRD PARTY DAMAGES COVERED BY THE INDEMNIFICATION PROVIDED UNDER THIS AGREEMENT, THE D&L AGREEMENT, OR THE SUPPLY AGREEMENT, OR THE GRANT BY BDSI OF ANY NEW LICENSE IN BREACH OF THIS AGREEMENT, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES (AS SUCH TERMS ARE DEFINED IN BLACK’S LAW DICTIONARY, SIXTH EDITION) IN CONNECTION WITH THIS AGREEMENT.

7.	GENERAL PROVISIONS

7.1	Save as specifically provided herein, nothing in this Agreement shall amend or vary the obligations of the Parties in EU Agreement or the supply agreement executed in conjunction with the EU Agreement.

7.2	The provisions of Section 14 of the D&L Agreement shall apply to this Agreement as though the same were repeated herein save that:

(a)	***

(b)	Section 14.09 (Publicity) shall not apply to this Agreement;

(c)	Section 14.14 (Third Party Beneficiary) shall not apply to this Agreement.

8.	COSTS

Each Party shall pay its own costs in connection with the negotiation and preparation of this Agreement and any New License and/or Termination Agreement.

[Signature page to follow.]

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

This Agreement has been entered into on the date stated at the beginning of it.

Signed by:	/s/ Jörg-Thomas Dierks

Name:	Jörg-Thomas Dierks

Position:	CEO

By and on behalf of MEDA AB

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Date: January 23, 2015

Signed by:	/s/ Mark A. Sirgo

Position:	President & CEO

Name:	Mark A. Sirgo

By and on behalf of BIODELIVERY SCIENCES INTERNATIONAL, INC.

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Date: January 23, 2015

Signed by:	/s/ Mark A. Sirgo

Position:	President & CEO

Name:	Mark A. Sirgo

By and on behalf of ARIUS PHARMACEUTICALS, INC.

[Signature page to Assignment and Revenue Sharing Agreement]